Table of Contents

TRADUCCIÓN PÚBLICA

SWORN TRANSLATION

EXECUTION COPY

FOURTH AGREEMENT FOR THE IMPLEMENTATION OF AMENDMENTS

TO THE CORPORATE SERVICES MASTER AGREEMENT

Agreement made in the City of Buenos Aires on the 11th day of July of 2011 by and between:

(i) CRESUD S.A.C.I.F. y A., domiciled at Moreno 877, Piso 23 in the Autonomous City of Buenos Aires, represented hereat by Messrs Eduardo Sergio ELSZTAIN and Saúl ZANG in their capacities as Attorneys-in-fact (hereinafter “CRESUD”) as party of the one part;

(ii) Alto Palermo S.A. (APSA), domiciled at Moreno 877, Piso 22 in the Autonomous City of Buenos Aires, represented hereat by Messrs Alejandro Gustavo ELSZTAIN and David Alberto PEREDNIK in their capacities as Attorneys-in-fact (hereinafter “APSA”), as party of the second part, and

(iii) IRSA Inversiones y Representaciones Sociedad Anónima, domiciled at Bolívar 108, Piso 1º in the Autonomous City of Buenos Aires and having established domicile for purposes hereof at Moreno 877, Piso 22 in the Autonomous City of Buenos Aires, represented hereat by Messrs Oscar Pedro BERGOTTO and Gastón Armando LERNOUD in their capacities as Attorneys-in-fact, as party of the third part (hereinafter “IRSA” and collectively with CRESUD and APSA designated as “THE PARTIES”).

WHEREAS:

(i) On June 30, 2004 THE PARTIES executed a Master Agreement for the Exchange of Corporate Services (hereinafter “the Master Agreement”);

(ii) On August 23, 2007 THE PARTIES executed the first Agreement for the Implementation of Amendments to the Corporate Services Master Agreement (hereinafter the “First Agreement”), whereby certain amendments were introduced to the Areas of Exchange of Corporate Services and the Cost Distribution Bases, and new Individually Responsible Persons were appointed;

(iii) On August 14, 2008 and November 27, 2009, THE PARTIES executed the Second Agreement for the Implementation of Amendments to the Corporate Services Master Agreement (hereinafter the "Second Agreement”) and the Third Agreement for the Implementation of Amendments to the Corporate Services Master Agreement (hereinafter the “Third Agreement” and jointly with the First Agreement and the Second Agreement, the “Agreements”), respectively, whereby new amendments were introduced to the Areas of Exchange of Corporate Services and the Cost Distribution Bases;

(iv) On March 12, 2010, THE PARTIES executed an Addendum to the Master Agreement for the Exchange of Corporate Services (hereinafter the “Addendum”) whereby THE PARTIES agree to unify in CRESUD the services of the Area of Exchange of Corporate Services, to the effect of which the employment agreements of most of the employees of such areas were transferred and the procedure to allocate the costs of potential labor expenses arising from retirement of employees was established;

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(v) THE PARTIES have implemented the Master Agreement based on an Implementation Manual updated by Deloitte & Co. S.R.L., (hereinafter “Deloitte”) on February 11, 2008;

(vi) In accordance with the recommendations made by Deloitte on its semi-annual reports, new operational changes have been implemented in the Areas of Exchange of Corporate Services and the Cost Distribution Bases starting in July 2009, which THE PARTIES wish to acknowledge in writing

(vii) THE PARTIES have submitted the content of the FOURTH AGREEMENT FOR THE IMPLEMENTATION OF AMENDMENTS TO THE CORPORATE SERVICES MASTER AGREEMENT (hereinafter the “Fourth Agreement”) to the consideration of their respective Audit Committees

(viii) The Board of Directors of THE PARTIES approved the Fourth Agreement dated July 11, 2011;

NOW IN CONSIDERATION OF THE FOREGOING, THE PARTIES hereby agree to execute this Fourth Agreement subject to the following terms and conditions:

ONE: THE PARTIES ratify that the Areas (as defined in the Master Agreement) and the calculation method applicable to the Exchange of Operational Services (also as defined in the Master Agreement) have been changed as from the dates listed below, amending therefore Exhibits I and II, as amended by the Agreements, to the Master Agreement as per the following detail

(i)                 Starting in July 2009, a decision was made to include the SOX Regulations Subdivision within the Risks and Processes Area of Exhibit II such that as from that date it has been made up as detailed in the new Exhibit II

(ii)               Starting in January 2010, a decision was made to exclude the Systems and Technology Area from the Areas of Exchange, and as from the same date, it has been included as a Department in the Administration and Control Area. In addition, as from January 2010, the OYM Department was excluded from the Risks and Processes Area, and it was included as a Division of the Systems and Technology Department, with the OYM Division being renamed as “Quality of Processes”. As described in this item (ii), Exhibit I and Exhibit II were amended so that as from January 2010 they have been made up as detailed in the new Exhibit I and Exhibit II..

(iii)             Starting in January 2010, a decision was made to modify the distribution method applicable to the Technical, Infrastructure and Services Department and the respective Divisions of the Technical, Infrastructure and Services, Purchases, Architecture and Design and Development and Works Department, in a manner such that as from that date Exhibit II has been made up as detailed in the new Exhibit II.

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(iv)             Starting in January 2010, a decision was made to include the Areas of Board of Directors to be Distributed, General Management Department to be Distributed and Board of Directors’ Safety within the Areas of Exchange, amending Exhibit I and Exhibit II in a manner such that as from such date they have been made up as detailed in the new Exhibit I and Exhibit II.

(v)               Starting in January 2010, a decision was made to include the Safety and Hygiene Department within the Human Resources Area and furthermore, as from July 2010, the Project Management and Project Quality Subdivisions were included within the Human Resources Area, amending Exhibit II in a manner such that as from July 2010 it has been made up as detailed in the new Exhibit II.

(vi)             Starting in July 2010, the Risks and Processes Area was renamed as “Audit and Control” and in addition, the Quality of Processes and Project Management Subdivisions were excluded, and the Internal Audit Department was included within such Area, excluding as from such date the Internal Audit Area from the Areas of Exchange, and accordingly, it was further decided to modify Exhibit I and Exhibit II such that as from July 2010 they have been made up as detailed in the new Exhibit I and Exhibit II.

(vii)           Starting in July 2010, a decision was made to modify the distribution method applicable to the Accounting and Administrative Operations and Budget and Management Control Departments of the Administration and Control Area of Exhibit II in a manner such that as from that date it has been made up as detailed in the new Exhibit II.

(viii)         Starting in January 2010, a decision was made to modify the distribution method applicable to the Financial Administration Department and as from July 2010, a decision was made to modify the distribution method applicable to the Capital Markets, Investor Relations and Business Analysis Departments of the Finance Area of Exhibit II in a manner such that as from such date it has been made up as detailed in the new Exhibit II.

In consideration of the foregoing, the PARTIES hereby put on record that, subject to the clarifications detailed in the preceding sub-sections and for purposes of updating Exhibits I and II, they shall read as hereto attached.

TWO: THE PARTIES confirm that Daniel E. Mellicovsky, Cedric Bridger and Abraham Perelman continue to be the Individually Responsible Persons on behalf of Cresud, IRSA and APSA, respectively.

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THREE: THE PARTIES agree that the costs related to the employees acting in the new Areas included pursuant to this Fourth Agreement, shall be govern in accordance with the terms and conditions set forth in the Master Agreement and the Addendum.

FOURTH: THE PARTIES represent that all the sections of the Master Agreement, the Agreements and the Addendum that have not been amended pursuant to this Fourth Agreement continue to be fully in force.

In witness whereof, this Agreement is executed in three (3) copies of the same tenor and to a single effect in the place and on the date first written.

CRESUD S.A.C.I.F.y A.

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Attorneys-in-fact

IRSA Inversiones y Representaciones Sociedad Anónima

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Attorneys-in-fact

Alto Palermo S.A. (APSA)

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Attorneys-in-fact

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Exhibit I

Description of Corporate Services Exchange Areas

Human Resources

The Human Resources sector renders to the Parties the service consisting in Human Resources Administration; Human Resources Management; Safety, Hygiene and Environment at the workplace, Organizational Culture Management and Project Management. Within the main activities of the sector we may mention payroll calculation activities, personnel administration, labor relationships, selection and training, remunerations and benefits, internal communication, third party control, etc.

Finance

The Finance sector renders to THE PARTIES the service consisting in Investor Relations, Capital Markets, Financial Risk, Business Analysis and Management of Financial Transactions.

Institutional Relations

The Institutional Relations sector renders to THE PARTIES the service consisting in the development and control of advertising, broadcasting and marketing actions, relations with the media, preparation of articles, brochures and related activities.

Administration and Control

The Administration and Control sector controls all the accounting transactions of THE PARTIES. It is responsible for the companies’ management control and budget, and its main activities consist in the preparation of the financial statements, tax management, supervision of accounts payable and collections. Furthermore, it renders the service consisting in maintaining, supporting and updating the IT structure.

Insurance

The Insurance sector is in charge of managing THE PARTIES’ assets’ coverage by negotiating, acquiring and monitoring insurance policies, dealing with claims in terms of coverage, collection, etc.

Errand Running Service

The Errand Running Service renders to THE PARTIES the service consisting in sending and distributing internal and external documentation, menial procurements, going on errands, etc.

Safety

The Safety sector renders to THE PARTIES the surveillance service.

Contracts

The Contracts sector renders to THE PARTIES the service consisting in aid to the preparation, analysis and response to legal briefs, agreements, official letters, etc.

Technical, Infrastructure and Services, Purchases, Architecture and Design, and Development and Works

The Technical, Infrastructure and Services, Purchases, Architecture and Design, and Development and Works sector renders to THE PARTIES the services consisting in operational coordination of the following sectors: Architecture and Design; Works Development; Purchases and Hirings; and Technical, Infrastructure and Services.

Real Estate

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The Real Estate sector renders to THE PARTIES the services consisting in sales and acquisitions of real estate, except for real estate assigned to the agricultural business.

It monitors the properties considered to be “land reserves” and takes part in the businesses arising from governmental grants (exploitation concessions and private initiatives).

Hotels and Tourism

The Hotels and Tourism sector renders to THE PARTIES the services consisting in the integration of the different areas of hotels along with their business relations.

It carries out activities to optimize and control hotels’ management and organization

It carries out activities aimed at leading tourists to visit and consume in shopping centers.

Audit and Control

The Audit and Control sector renders to THE PARTIES the services consisting in Administration and management of master data, including loading such data to THE PARTIES’ systems; Prevention of corporate fraud; THE PARTIES’ Internal Audit and the Sarbanes-Oxley Process Management.

Board of Directors to be Distributed

The Board of Directors to be Distributed sector includes the employees performing activities of support and assistance to the Parties’ Board of Directors.

General Management Department to be Distributed

The General Management Department to be Distributed sector includes employees performing activities of support and assistance to the Parties’ General Management Departments.

Board of Directors’ Safety

The Board of Directors’ Safety sector renders to the Parties the service consisting in comprehensive safety for the main officers acting in their Board of Directors.

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Exhibit II

Cost Distribution Bases

Corporate Departments	Department	Division / Subdivision	Distribution Method
Human Resources	Human Resources		By headcount (non-corporate personnel) and weighting the percentages of other areas (corporate personnel).
	Project Management		By headcount (non-corporate personnel) and weighting the percentages of other areas (corporate personnel).
	Project Quality		By headcount (non-corporate personnel) and weighting the percentages of other areas (corporate personnel).
	Safety and Hygiene		By headcount (non-corporate personnel) and weighting the percentages of other areas (corporate personnel).
Finance Each one of the sectors is weighted at 20%.	Capital Markets

Amount of financial transactions conducted in the period weighted at 70% and the remaining 30% corresponds to updates of offering memoranda and “horizontal” works (20F, annual reports, Press Release, etc.)

Relations with Investors

Number of shareholders as registered with the Nasdaq, plus the volume of shares traded in US$ as well as market capitalization (the price of the shares as quoted by the number of outstanding shares) with the price diluted as of the closing date and the number of relevant events communicated to the entities. The four variables are weighted in equal shares (25%).

	Financial Risk		Number of transactions analyzed, valued and consummated and their amount in US$. Both variables are weighted in equal shares (50%).
Financial Administration

Total assets weighted at 40% and total liabilities weighted at 60%. The resulting percentage shall be weighted at 80% over the total. The remaining 20% will correspond to the percentage that each company consummates over the total inquiries for special transactions.

	Business Analysis		Salaries are weighted according to the position and tasks performed (per company and in equal shares).
Institutional Relations	Institutional Relations		Tasks performed and the time spent in each.

Administration and Control

Each one of the sectors comprising the Department is weighted as described below:

22,5% Accounting and Administrative Operations; 22,5 % Taxes; 22,5% Budget and Management Control; 22,5% Systems and Technology and 10% Special Projects and Control

	Accounting and Administrative Operations (Weighted from the Divisions within the Department)	Accounting and Reporting	Number of companies per group, receipts per company and weighting of basic income per company.
		Administrative Operations	Income receipts, expenses receipts.
	Taxes		Salaries are weighted according to the position and tasks performed (per company and in equal shares)
	Budget and Management Control (Market Capitalization weighted at 35% and actual income (production, sales, leases) weighted at 65%.	Budget and Management Control – Global	Actual income per company.
		Budget and Management Control – Real Estate	IRSA’s and APSA’s actual income.
		Budget and Management Control - Agricultural	Revenues from production and income from agricultural sales.
	Special Projects and Control		Completed projects and time spent in each.
	Systems and Technology	Quality of Processes	Tasks performed and time spent in each.
Insurance	Insurance		Insured amounts and volume of losses (in units). Both variables weighted in equal shares (50%).
Errand Running Service	Errand Running Service		Number of errands run.
Safety	Safety		Per hour.
Contracts	Contracts		Tasks performed and the time spent in each.

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Technical, Infrastructure and Services, Purchases, Architecture and Design, and Development and Works Department An average is obtained from the Departments reporting to it.	Technical, Infrastructure and Services (Weighted average of the Departments reporting to it)	Planning and Control	Weighted average of the areas under the supervision of the TIS Department.
		Logistics	Weighted between directly assigned personnel and centralized personnel distributed per square meter of the real property (IRSA and APSA) and time spent in tasks (CRESUD).
		Distributed Operations	Square meters of real property held, operated and to which maintenance services are provided (IRSA and APSA) and time spent in tasks (CRESUD).
		Architecture	IRSA/APSA: Personnel distributed per surface area and number of stores.
		Third parties' services	Square meters of common areas to which services are provided (IRSA and APSA) and time spent in tasks (CRESUD).
		Traveling Personnel	Maintenance hours (IRSA and APSA) and time spent in tasks (CRESUD).
		Engineering and Maintenance	Square meters of real property held, to which maintenance, engineering and other services are provided (IRSA and APSA) and time spent in tasks (CRESUD).
	Purchases and Hirings		Purchase orders with weighted volume and amounts thereof.
	Development and Works		Tasks performed and time spent in each.
	Architecture and Design		Completed projects.
Real Estate	Real Estate		Salaries are weighted according to the position and tasks performed (per companies and in equal shares).
Hotels and Tourism	Hotels and Tourism		Salaries are weighted according to the position and tasks performed (per companies and in equal shares).

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Audit and Control Time spent in each task.	Master Data	Weighting of the time spent in each task.
	IT Security	Weighting of the time spent in each task.
	Fraud	Weighting of the time spent in each task.
	Risk and Regulatory Compliance	Weighting of the time spent in each task.
	Internal Audit	Weighting of the time spent in each task.
	SOX Regulations	Weighting of the time spent in each task.
Board of Directors to be Distributed	Board of Directors to be Distributed	Proportional among the three companies
General Management Department to be Distributed	General Management Department to be Distributed	Proportional among the three companies
Board of Directors’ Safety	Board of Directors’ Safety	Proportional among the three companies.

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THIS DOCUMENT, CONSISTING OF 10 (ten) PAGES, IS A TRUE AND ACCURATE TRANSLATION into English of the document in Spanish I have had before me in Buenos Aires, on this 13th day of July, 2011.

[For authentication purposes only:]

ESTE DOCUMENTO, COMPUESTO DE 10 (diez) PÁGINAS, ES TRADUCCIÓN FIEL al inglés del documento adjunto redactado en idioma castellano que he tenido ante mí y al cual me remito en Buenos Aires, a los 13 días de julio de 2011.

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